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Exhibit 99.1

Reconciliation of Pro Forma Adjusted EBITDA

        "Pro Forma Adjusted EBITDA" is defined by Orbital ATK as earnings before interest expense, income taxes, depreciation and amortization, adjusted for nonrecurring or unusual expenses enumerated below, further adjusted to give effect to the Merger. We believe Pro Forma Adjusted EBITDA provides investors with additional useful information to measure our performance, giving effect to the Merger. We believe Pro Forma Adjusted EBITDA provides investors an enhanced understanding of our operations post-Merger, facilitates investors' analysis and comparisons of our current and past results of operations, facilitates comparisons of our operating results with those of our competitors and provides insight into the prospects of our future performance. Pro forma Adjusted EBITDA is not a GAAP measure. Pro forma Adjusted EBITDA may differ in the method of calculation from similarly titled measures used by other companies. Pro forma Adjusted EBITDA should be considered in addition to, but not as a substitute for or superior to income from continuing operations or other measures of financial performance prepared in accordance with GAAP. In particular, Pro Forma Adjusted EBITDA should not be viewed as a reliable predictor of our ability to generate cash to service our debt because certain of the items added to pro forma net income to determine Pro Forma Adjusted EBITDA involve outlays of cash and, in some cases, we expect these cash outlays to continue. As a result, actual cash available to service our debt will be different from Pro Forma Adjusted EBITDA.

(In millions)	(a) Pro Forma Orbital ATK Year Ended March 31, 2015(1)	(b) Orbital ATK Quarter Ended July 5, 2015(2)	(c) Orbital ATK Quarter Ended June 29, 2014(3)	(d) Orbital Quarter Ended June 30, 2014(4)		(a)+(b)–(c)–(d) Pro Forma Last Twelve Months Ended July 5, 2015
	(Unaudited)
Income before interest, income taxes, and noncontrolling interest	$335.5	$125.8	$71.8	$27.2	(5)	$362.3
Depreciation	114.8	32.0	17.6	10.5		118.7
Amortization	9.8	13.0	0.8	0.2		21.8

	$460.1	$170.8	$90.2	$37.9		$502.8

Adjustments:
Transaction expenses(6)						45.8
Severance and accelerated vesting(7)						25.2
Goodwill impairment(8)						34.3
Legal settlement(9)						25.0
Change in intercompany eliminations, restructuring and other transaction impacts(10)						40.6

Pro forma Adjusted EBITDA						$673.7

(1)
Pro forma results for the year ended March 31, 2015 are presented as if the Merger had been completed on April 1, 2014 and were calculated by combining the results from continuing operations of the Company for the year ended March 31, 2015 with the stand-alone results of Orbital for the pre-Merger periods, as detailed in the table below. The information presented in the table below should be read in conjunction with the following historical consolidated financial statements and accompanying notes of the Company and Orbital for the applicable periods:

  •
  separate historical audited financial statements of the Company as of and for the fiscal year ended March 31, 2015 and the related notes included in the Company's Annual Report on Form 10-K for such period filed with the SEC on June 1, 2015;

  •
  separate historical audited financial statements of Orbital as of and for the year ended December 31, 2014 included in the Company's Current Report on Form 8-K filed with the SEC on June 2, 2015; and

  •
  separate historical unaudited financial statements of Orbital as of and for the three months ended June 30, 2014 included in Orbital's Quarterly Report on Form 10-Q filed with the SEC on April 25, 2014.

	(a) Orbital ATK Year Ended March 31, 2015	(b) Orbital Year Ended December 31, 2014	(c) Orbital Three Months Ended March 31, 2014	(a)+(b)–(c) Pro Forma Consolidated
Income from continuing operations before interest, income taxes, and noncontrolling interest	$231.9	$—	$—	$231.9
Income from operations	—	65.8	23.0	42.8
Interest income and other	—	60.7	(0.1)	60.8

Income before interest, income taxes, and noncontrolling interest	$231.9	$126.5	$22.9	$335.5

Depreciation	75.8	49.3	10.3	114.8
Amortization	9.3	0.7	0.2	9.8
(2)
The information presented consists of the results of continuing operations of the Company for the quarter ended July 5, 2015. This information should be read in conjunction with the separate historical unaudited financial statements of the Company as of and for the quarter ended July 5, 2015 included in the Company's Quarterly Report on Form 10-Q for such period filed with the SEC on August 11, 2015.

(3)
The information presented consists of the results of continuing operations of the Company for the quarter ended June 29, 2014. This information should be read in conjunction with the separate historical unaudited financial statements of the Company for the quarter ended June 29, 2014 included in the Company's Quarterly Report on Form 10-Q for the quarter ended July 5, 2015 filed with the SEC on August 11, 2015.

(4)
The information presented consists of the results of operations of Orbital for the quarter ended June 30, 2014. This information should be read in conjunction with the separate historical unaudited financial statements of Orbital for the quarter ended June 30, 2014 included in Orbital's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed with the SEC on July 25, 2014.

(5)
Consists of income from operations of $15.3 million and interest income and other, net of $11.9 million.

(6)
Represents one-time transaction expenses incurred in connection with the Merger and the Distribution, consisting of $34.9 million of transaction expenses for the Company for the year ended March 31, 2015, less $5.6 million of transaction expenses for the Company for the three months ended June 29, 2014, plus $16.5 million of transaction expenses for Orbital for the twelve months ended July 5, 2015.

(7)
Represents one-time severance and stock accelerated vesting costs incurred in connection with the Merger and the Distribution.

(8)
Represents goodwill impairment for the year ended March 31, 2015 as reported in Note 7 to the Company's audited consolidated financial statements for the year ended March 31, 2015 contained in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

(9)
Represents one-time legal settlement expenses related to a former lawsuit with Raytheon Company as reported in Note 13 to the Company's audited consolidated financial statements for the year ended March 31, 2015 contained in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

(10)
Represents: (i) $12.2 million of profit on sales to Vista Outdoor, (ii) $25.2 million of primarily general and administrative costs attributable to Vista Outdoor and costs related to the Company's previously announced change in its fiscal year and (iii) $5.4 million of facility rationalization costs related to the Merger and Distribution, less (iv) $2.2 million attributable to Orbital's results for the period from January 1, 2015 to February 8, 2015.

 Recent Developments

New Credit Facility

        We have launched a syndication to replace our existing senior secured credit facilities (collectively, the "Existing Credit Facility") with new senior secured credit facilities (collectively, the "New Credit Facility") in an aggregate principal amount of $1,800.0 million, which will consist of (1) a new term loan A facility in an aggregate amount of $800.0 million and (2) a new revolving credit facility in an aggregate principal amount of $1,000.0 million (the "New Revolving Facility"), which will include a $400.0 million sublimit for the issuance of letters of credit and a $75.0 million sublimit for swingline loans. The New Credit Facility, which provides for improved terms, conditions and covenants as compared to the Existing Credit Facility, including a reduction in pricing and the release of real property collateral, will refinance the Existing Credit Facility and, in the case of the New Revolving Facility, provide funds for working capital, capital expenditures, permitted acquisitions and other general corporate purposes. We refer to this transaction as the "Refinancing." We expect to enter into the New Credit Facility concurrently with the closing of this offering, but this offering is not contingent upon the Refinancing and there can be no assurance that we complete the Refinancing on the terms specified in this offering memorandum or at all.

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  Exhibit 99.1
Reconciliation of Pro Forma Adjusted EBITDA
Recent Developments